Registration No. 333-153643

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

RENTRAK CORPORATION

(Exact name of registrant as specified in its charter)

Oregon (State of incorporation)	93-0780536 (IRS Employer Identification No.)
One Airport Center 7700 NE Ambassador Place Portland, OR (Address of principal executive offices)	97220 (Zip Code)

_____The Executive Nonqualified Excess Plan_____

(Full title of the plan)

William P. Livek

Chief Executive Officer

Rentrak Corporation

One Airport Center

7700 NE Ambassador Place

Portland, OR 97220

Telephone: (503) 284-7581

(Name, address, and telephone number of agent for service)

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

DEREGISTRATION

Pursuant to Registration Statement on Form S-8 (No. 333-153643) filed with the Securities and Exchange Commission on September 24, 2008, Rentrak Corporation, an Oregon corporation, registered $2,000,000 of deferred compensation obligations under the Executive Nonqualified Excess Plan, a deferred compensation plan.  The plan was terminated on December 31, 2008, and account balances totaling $12,690 were distributed to participants following a one-year waiting period.  The Registration Statement is hereby amended to deregister the remaining $1,987,310 of deferred compensation obligations.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, state of Oregon, as of the 15th day of April, 2010.

RENTRAK CORPORATION (Registrant)
By:	/s/ David Chemerow
David Chemerow Chief Operating Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of the 15th day of April, 2010.

Signature			Title
(1)		PRINCIPAL EXECUTIVE OFFICER AND DIRECTOR: /s/ William P. Livek
		William P. Livek	Chief Executive Officer and Director
(2)		PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER: /s/ David I. Chemerow
		David I. Chemerow	Chief Operating Officer and Chief Financial Officer
(3)		A Majority of the Board of Directors: /s/ Paul A. Rosenbaum
		Paul A. Rosenbaum	Chairman of the Board

		*THOMAS D. ALLEN	Director
		*GEORGE H. KUPER	Director
		*BRENT D. ROSENTHAL	Director
		*RALPH R. SHAW	Director

	*By	/s/ Paul A. Rosenbaum
Paul A. Rosenbaum Attorney-in-Fact